Exhibit 99.1

Flowserve Corporation Reports Third Quarter 2020 Results

  Delivered Reported EPS of $0.39 and Adjusted EPS of $0.50 on solid backlog execution
  Tracking ahead of plan on $100 million cost reduction program
  Further traction on Flowserve 2.0 transformation efforts while limiting pandemic disruptions
  Substantial progress on new product development program, including 9 new and upgraded products
  Strengthened liquidity with $500 million notes offering, credit facility amendment and solid operating cash flow, which together bring current liquidity to $1.7 billion

DALLAS--(BUSINESS WIRE)--November 5, 2020--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Highlights (all comparisons to the 2019 third quarter, unless otherwise noted)[1]

  Reported Earnings Per Share (EPS) of $0.39 and Adjusted EPS[2] of $0.50
    Reported EPS includes after-tax adjusted items of approximately $14.3 million, including realignment, transformation and below-the-line foreign exchange impacts
  Total bookings were $806.1 million, down 21.2%, or 21.6% on a constant currency basis
    Original equipment bookings were $381.0 million, or 47% of total bookings, down 28.3%, or 29.0% on a constant currency basis
    Aftermarket bookings were $425.1 million, or 53% of total bookings, down 13.5%, or 13.6% on a constant currency basis
  Sales were $924.3 million, down 7.2%, or 7.7% on a constant currency basis
    Original equipment sales were $479.4 million, down 5.6%, or 6.3% on a constant currency basis
    Aftermarket sales were $444.9 million, down 8.8% reported and on a constant currency basis
  Reported gross and operating margins were 30.9% and 9.4%, respectively
    Adjusted gross and operating margins[3] were 31.5% and 10.9%, respectively
  Backlog at September 30, 2020 was $2.0 billion, down 4.2% sequentially

“We delivered a solid operating quarter as we continued to refine and improve our processes to more effectively manage the pandemic-related challenges,” said Scott Rowe, Flowserve’s president and chief executive officer. “Our front-line workers and operating leaders are continuously improving their ability to limit COVID disruptions in our facilities, demonstrating their commitment to each other and our customers to safely deliver critical support, products and services.”

“Despite the challenges with COVID, we continue to execute the Flowserve 2.0 agenda and advance our long-term strategic plan,” added Rowe. “The transformation has enabled us to achieve our $100 million annualized cost savings target, as well as manage our margins and decrementals better than previous cycles. Additionally, we launched five new and four upgraded products during the quarter targeting attractive process applications. We believe these actions will continue to position Flowserve for long-term success as our end-markets begin to recover in 2021.”

Outlook

Rowe concluded, “Looking forward, we are increasingly optimistic that our markets have stabilized, and we can expect a return to growth in 2021 as the world recovers from the COVID pandemic. I am confident that with continued Flowserve 2.0 transformation progress we will be well positioned to capture growth opportunities when investment returns, driving long-term value for our customers, associates and shareholders.”

As announced on April 6, 2020, Flowserve withdrew its full year 2020 guidance in light of the significant market uncertainty as a result of the COVID-19 pandemic, and its related affects. In terms of fourth quarter outlook, Flowserve’s results are traditionally seasonal during the year – with the highest performance for quarterly revenues, adjusted earnings and cash flow typically occurring in the fourth quarter of the year. We expect the 2020 fourth quarter to largely follow that trend.

Revision to Prior Periods

The company also announced today that in conjunction with its close process for the 2020 third quarter, the company identified and corrected immaterial accounting errors related to the recognition of a liability for unasserted asbestos claims, as well as certain other immaterial adjustments. As part of its review of this accounting treatment, the company retained a third-party actuarial consultant to review information pertaining to our potential asbestos liability. Based on the results of this analysis, the company recognized an ‘incurred but not reported’ (“IBNR”) liability during the year ended December 31, 2014 through the second quarter of 2020. The company does not have an increased view of risk related to asbestos litigation or a change in expectations for future cash flows.

The cumulative effect of these corrections resulted in an increase in liabilities including an IBNR for unasserted asbestos claims of approximately $66 million, as well as an increase to total assets of approximately $23 million and a decrease to retained earnings of approximately $43 million as of June 30, 2020. The expected impacts of the revisions described above and reflected in the supplemental schedules attached as Exhibit 99.2 to the Form 8-K filed today in connection with this earnings release are preliminary and unaudited and are subject to change before filing the September 30, 2020 Form 10-Q.

While the revisions are not material to any prior annual or quarterly period, to enhance transparency, the company plans to provide revised comparative periods in future filings, including in its September 30, 2020 Form 10-Q, which the company expects to file within the prescribed timeline for such report, including any available extension.

Third Quarter 2020 Results Conference Call
Flowserve will host its conference call with the financial community on Friday, November 6th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] Prior period comparisons are impacted by the accounting revision related to incurred but not reported accruals for expected future asbestos litigation as well as certain other non-material adjustments further detailed in “Revisions to Prior Periods” section.
[2] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
[3] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

About Flowserve
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended September 30,
(Amounts in thousands, except per share data)	2020	2019 - As Revised

Sales	$924,301	$995,709
Cost of sales	(639,092)	(662,856)
Gross profit	285,209	332,853
Selling, general and administrative expense	(200,729)	(230,362)
Net earnings from affiliates	2,842	2,087
Operating income	87,322	104,578
Interest expense	(14,710)	(13,981)
Interest income	673	2,253
Other income (expense), net	(963)	(8,477)
Earnings before income taxes	72,322	84,373
Provision for income taxes	(18,672)	(22,410)
Net earnings, including noncontrolling interests	53,650	61,963
Less: Net earnings attributable to noncontrolling interests	(2,647)	(2,121)
Net earnings attributable to Flowserve Corporation	$51,003	$59,842

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.39	$0.46
Diluted	0.39	0.45

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$924,301	$-		$-		$924,301
Gross profit	285,209	(5,659)		-		290,868
Gross margin	30.9%	-		-		31.5%

Selling, general and administrative expense	(200,729)	(1,773)		(5,856)	(3)	(193,100)

Operating income	87,322	(7,432)		(5,856)		100,610
Operating income as a percentage of sales	9.4%	-		-		10.9%

Interest and other expense, net	(15,000)	-		(2,329)	(4)	(12,671)

Earnings before income taxes	72,322	(7,432)		(8,185)		87,939
Provision for income taxes	(18,672)	(1,552)	(2)	2,867	(5)	(19,987)
Tax Rate	25.8%	-20.9%		35.0%		22.7%

Net earnings attributable to Flowserve Corporation	$51,003	$(8,984)		$(5,318)		$65,305

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.39	$(0.07)		$(0.04)		$0.50
Diluted	0.39	(0.07)		(0.04)		0.50

Basic number of shares used for calculation	130,313	130,313		130,313		130,313
Diluted number of shares used for calculation	130,900	130,900		130,900		130,900

(a) Reported in conformity with U.S. GAAP

Notes:

(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Represents Flowserve 2.0 transformation efforts and $1.1 million related to discrete asset write-downs.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above and $0.4 million benefit related to tax reform.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30, 2019
(Amounts in thousands, except per share data)	As Revised (a)	Realignment (1)		Other Items		As Adjusted

Sales	$995,709	$-		$-		$995,709
Gross profit	332,853	(3,420)		-		336,273
Gross margin	33.4%	-		-		33.8%

Selling, general and administrative expense	(230,362)	(1,374)		(5,058)	(3)	(223,930)

Operating income	104,578	(4,794)		(5,058)		114,430
Operating income as a percentage of sales	10.5%	-		-		11.5%

Interest and other expense, net	(20,205)	-		(7,802)	(4)	(12,403)

Earnings before income taxes	84,373	(4,794)		(12,860)		102,027
Provision for income taxes	(22,410)	978	(2)	3,140	(5)	(26,528)
Tax Rate	26.6%	20.4%		24.4%		26.0%

Net earnings attributable to Flowserve Corporation	$59,842	$(3,816)		$(9,720)		$73,378

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.46	$(0.03)		$(0.07)		$0.56
Diluted	0.45	(0.03)		(0.07)		0.56

Basic number of shares used for calculation	131,145	131,145		131,145		131,145
Diluted number of shares used for calculation	131,846	131,846		131,846		131,846

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

PRELIMINARY SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2020	2019 - As Revised
Bookings	$574.1	$742.1
Sales	670.2	682.7
Gross profit	210.0	230.4
Gross profit margin	31.3%	33.7%
SG&A	126.2	147.1
Segment operating income	86.7	85.5
Segment operating income as a percentage of sales	12.9%	12.5%

FLOW CONTROL DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2020	2019 - As Revised
Bookings	$237.6	$282.7
Sales	255.2	314.0
Gross profit	78.1	101.8
Gross profit margin	30.6%	32.4%
SG&A	47.3	52.5
Segment operating income	30.8	49.2
Segment operating income as a percentage of sales	12.0%	15.7%

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Nine Months Ended September 30,
(Amounts in thousands, except per share data)	2020 - As Revised	2019 - As Revised

Sales	$2,742,826	$2,871,517
Cost of sales	(1,921,451)	(1,931,756)
Gross profit	821,375	939,761
Selling, general and administrative expense	(675,523)	(665,625)
Net earnings from affiliates	9,125	8,057
Operating income	154,977	282,193
Interest expense	(40,608)	(42,025)
Interest income	3,571	6,494
Other income (expense), net	7,558	(15,153)
Earnings before income taxes	125,498	231,509
Provision for income taxes	(59,175)	(58,607)
Net earnings, including noncontrolling interests	66,323	172,902
Less: Net earnings attributable to noncontrolling interests	(6,890)	(6,659)
Net earnings attributable to Flowserve Corporation	$59,433	$166,243

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.46	$1.27
Diluted	0.45	1.26

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended September 30, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$2,742,826	$-		$-		$2,742,826
Gross profit	821,375	(40,635)		-		862,010
Gross margin	29.9%	-		-		31.4%

Selling, general and administrative expense	(675,523)	(31,681)		(27,557)	(3)	(616,285)

Operating income	154,977	(72,316)		(27,557)		254,850
Operating income as a percentage of sales	5.7%	-		-		9.3%

Interest and other expense, net	(29,479)	-		9,252	(4)	(38,731)

Earnings before income taxes	125,498	(72,316)		(18,305)		216,119
Provision for income taxes	(59,175)	10,146	(2)	(17,664)	(5)	(51,657)
Tax Rate	47.2%	14.0%		-96.5%		23.9%

Net earnings attributable to Flowserve Corporation	$59,433	$(62,170)		$(35,969)		$157,572

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.46	$(0.48)		$(0.28)		$1.21
Diluted	0.45	(0.47)		(0.27)		1.20

Basic number of shares used for calculation	130,413	130,413		130,413		130,413
Diluted number of shares used for calculation	131,068	131,068		131,068		131,068

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Includes $16.0 million related to Flowserve 2.0 transformation efforts and $11.5 million related to discrete asset write-downs.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above, $25.4 million related to Italian tax valuation allowance and $2.4 million benefit related to tax reform.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended September 30, 2019
(Amounts in thousands, except per share data)	As Revised	Realignment (1)		Other Items		As Adjusted

Sales	$2,871,517	$-		$-		$2,871,517
Gross profit	939,761	(12,783)		-		952,543
Gross margin	32.7%	-		-		33.2%

Selling, general and administrative expense	(665,625)	13,619		(21,044)	(3)	(658,200)

Operating income	282,193	836		(21,044)		302,400
Operating income as a percentage of sales	9.8%	-		-		10.5%

Interest and other expense, net	(50,684)	-		(13,788)	(4)	(36,896)

Earnings before income taxes	231,509	836		(34,832)		265,504
Provision for income taxes	(58,607)	1,939	(2)	8,603	(5)	(69,149)
Tax Rate	25.3%	-231.9%		24.7%		26.0%

Net earnings attributable to Flowserve Corporation	$166,243	$2,775		$(26,229)		$189,696

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.27	$0.02		$(0.20)		$1.45
Diluted	1.26	0.02		(0.20)		1.44

Basic number of shares used for calculation	131,092	131,092		131,092		131,092
Diluted number of shares used for calculation	131,697	131,697		131,697		131,697

Notes:
(1) Represents realignment (expense) income incurred as a result of realignment programs. Income in selling, general and administrative due to gains from the sales of non-strategic manufacturing facilities that are included in our Realignment Programs.
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

PRELIMINARY SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2020	2019 - As Revised
Bookings	$1,792.3	$2,253.5
Sales	1,979.9	1,966.8
Gross profit	603.7	653.8
Gross profit margin	30.5%	33.2%
SG&A	426.1	419.7
Segment operating income	186.7	242.1
Segment operating income as a percentage of sales	9.4%	12.3%

FLOW CONTROL DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2020	2019 - As Revised
Bookings	$807.8	$942.8
Sales	766.9	908.7
Gross profit	229.1	293.7
Gross profit margin	29.9%	32.3%
SG&A	154.9	159.1
Segment operating income	74.2	134.7
Segment operating income as a percentage of sales	9.7%	14.8%

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in thousands, except par value)	September 30, 2020	December 31, 2019 - As Revised

ASSETS
Current assets:
Cash and cash equivalents	$921,178	$670,980
Accounts receivable, net of allowance for expected credit losses of $76,061 and $53,412, respectively	750,897	795,538
Contract assets, net of allowance for expected credit losses of $3,043 at September 30, 2020	310,130	272,914
Inventories, net	714,489	660,837
Prepaid expenses and other	109,451	106,478
Total current assets	2,806,145	2,506,747
Property, plant and equipment, net of accumulated depreciation of $1,068,613 and $1,013,207, respectively	551,011	563,564
Operating lease right-of-use assets, net	166,850	186,218
Goodwill	1,204,609	1,193,010
Deferred taxes	32,206	54,879
Other intangible assets, net	171,246	180,805
Other assets, net of allowance for expected credit losses of $97,946 and $101,439, respectively	241,509	253,054
Total assets	$5,173,576	$4,938,277

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$428,870	$447,582
Accrued liabilities	423,117	401,385
Contract liabilities	198,380	221,095
Debt due within one year	8,581	11,272
Operating lease liabilities	34,634	36,108
Total current liabilities	1,093,582	1,117,442
Long-term debt due after one year	1,701,082	1,365,977
Operating lease liabilities	133,348	151,523
Retirement obligations and other liabilities	541,721	530,994
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	499,561	501,045
Retained earnings	3,625,291	3,652,244
Treasury shares, at cost – 46,775 and 46,262 shares, respectively	(2,059,666)	(2,051,583)
Deferred compensation obligation	6,100	8,334
Accumulated other comprehensive loss	(618,856)	(584,292)
Total Flowserve Corporation shareholders' equity	1,673,421	1,746,739
Noncontrolling interests	30,422	25,602
Total equity	1,703,843	1,772,341
Total liabilities and equity	$5,173,576	$4,938,277

Third Quarter and Year-to-Date 2020 - Segment Results
(dollars in millions, comparison vs. 2019 third quarter and year-to-date, unaudited)

	FPD		FCD
	3rd Qtr	YTD	3rd Qtr	YTD
Bookings	$574.1	$1,792.3	$237.6	$807.8
- vs. prior year	-22.6%	-20.5%	-16.0%	-14.3%
- on constant currency	-22.8%	-19.2%	-16.8%	-13.4%

Sales	$670.2	$1,979.9	$255.2	$766.9
- vs. prior year	-1.8%	0.7%	-18.7%	-15.6%
- on constant currency	-2.1%	2.2%	-19.8%	-15.1%

Gross Profit	$210.0	$603.7	$78.1	$229.1
- vs. prior year	-8.9%	-7.7%	-23.3%	-22.0%

Gross Margin (% of sales)	31.3%	30.5%	30.6%	29.9%
- vs. prior year (in basis points)	(240) bps	(270) bps	(180) bps	(240) bps

Operating Income	$86.7	$186.7	$30.8	$74.2
- vs. prior year	1.4%	-22.9%	-37.4%	-44.9%
- on constant currency	4.6%	-19.5%	-38.0%	-44.9%

Operating Margin (% of sales)	12.9%	9.4%	12.1%	9.7%
- vs. prior year (in basis points)	40 bps	(290) bps	(360) bps	(510) bps

Adjusted Operating Income *	$94.5	$238.5	$31.2	$89.7
- vs. prior year	6.8%	0.5%	-37.6%	-34.3%
- on constant currency	9.9%	4.0%	-38.1%	-34.2%

Adj. Oper. Margin (% of sales)*	14.1%	12.0%	12.2%	11.7%
- vs. prior year (in basis points)	110 bps	(10) bps	(370) bps	(330) bps

Backlog	$1,338.9		$647.9

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer, (972) 443-6560
Mike Mullin, Director, Investor Relations, (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate Communications & Public Affairs, (972) 443-6644